EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
               PREFERREDPLUS 8.05% TRUST CERTIFICATES SERIES CCR-1

                                DISTRIBUTION DATE
                                  JUNE 17, 2002

                             CUSIP NUMBER 740434105


(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Countrywide Capital III Subordinated Capital Income Securities Series B (the "Underlying Securities"):

          Interest:                                  $1,006,250.00
          Principle:                                         $0.00
          Premium:                                           $0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

          Paid by the Trust:                                 $0.00
          Paid by the Depositor:                         $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

          Interest:                                 $1,006,250.00
          Principal:                                        $0.00

          Unpaid Interest Accrued:                          $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current relating assigned to the Certificates.

          Principal Amount:                           $25,000,000
          Interest Rate:                                    8.05%

          Rating:
                 Moody's Investor Service                      A3
            Standard & Poor's Rating Service                 BBB+

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

          Class A: ($25 Stated Amount)
          Initial Principal Balance:                  $25,830,000
          Reduction:                                          (0)

          Principal Balance 06/17/02:                 $25,830,000

                                       2